Exhibit 23.2

                                DALE MATHESON
                              CARR-HILTON LABONTE
                   C H A R T E R E D   A C C O U N T A N T S

                             #610 - 938 Howe Street
                             Vancouver, BC  Canada
                                    V6Z 1N9
                         Telephone       (604) 682-2778
                         Facsimile       (604) 689-2778
                          Email    info@labonteco.com




September 14, 2004

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:Avalon Gold Corporation-S-8 Registration of 4,800,000 shares


Dear Sir/Madame:

As Chartered Accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated September 13, 2004, of the following:

Our report dated March 8, 2004 to the Stockholders and Board of Directors on the financial statements of the Company as at December 31, 2003 and 2002 and for the years then ended and for the period from January 1, 1996 (inception) to December 31, 2003 included in the Company's filings on Forms 10-KSB and 10-KSB/A.

Sincerely,


/s/ "Dale Matheson Carr-Hilton LaBonte"
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DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants